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                              EXHIBIT (h)(4)(d)(1)
                                AMENDED EXHIBIT A
                  to the Expense Limitation Agreement between
                        GARTMORE VARIABLE INSURANCE TRUST
                                      and
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                                October 15, 2002

                          Amended as of ________, 2003

      NAME OF FUND/CLASS                  EXPENSE LIMITATION FOR FUND/CLASS

Gartmore  GVIT  Money  Market  Fund                Class  V     0.55%*
                                                   Class  IV    0.50%**

*  Effective  until  at  least  October  15,  2003.
**Effective  until  at  least  October  1,  2004.


                              GARTMORE  VARIABLE  INSURANCE  TRUST

                              By:---------------------------------
                              Name:-------------------------------
                              Title:------------------------------

                              GARTMORE MUTUAL FUND CAPITAL TRUST

                              By:---------------------------------
                              Name:-------------------------------
                              Title:------------------------------

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